UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010 (October 28, 2010)

ACCELLENT INC.

(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Subordinated Notes

On October 28, 2010, Accellent Inc. (the “Company”) entered into an indenture agreement governing the issuance of $315.0 million aggregate principal amount of 10% senior subordinated notes due 2017 (the “Senior Subordinated Notes”) that were offered and sold pursuant to a Rule 144A offering. This summary is not a complete description of all of the terms of the Senior Subordinated Notes and is qualified in its entirety by reference to the Indenture filed as Exhibit 4.1 hereto, which is incorporated by reference into this Item 1.01.

General

The Company issued the Senior Subordinated Notes under an indenture entered into among the Company, the guarantors party thereto, and The Bank of New York Mellon, as trustee.

Principal, Maturity and Interest

The Senior Subordinated Notes have an initial aggregate principal amount of $315.0 million and will mature on November 1, 2017. Interest on the Senior Subordinated Notes will accrue at the rate of 10% per annum and be payable on a semi-annual basis on each May 1 and November 1, commencing May 1, 2011.

Guarantees and Ranking

The Company’s obligations under the Senior Subordinated Notes are jointly and severally guaranteed on a senior subordinated basis by all of the Company’s domestic restricted subsidiaries. The Senior Subordinated Notes and related guarantees are the Company’s and guarantors’ senior subordinated obligations and:

•	rank equally in right of payment with all senior subordinated indebtedness of the Company and the guarantors;

•	rank senior in right of payment to any future indebtedness of the Company and the guarantors that is, by its term, expressly subordinated in right of payment to the Senior Subordinated Notes;

•

are subordinated in right of payment to all existing and future senior indebtedness of the Company and the guarantors (including the Company’s senior credit facilities and senior secured notes due 2017 and the guarantees with respect thereto);

•

are effectively subordinated in right of payment to all secured indebtedness of the Company and the guarantors (including the Company’s senior credit facilities and senior secured notes due 2017 and the guarantees with respect thereto) to the extent of the value of the assets securing such indebtedness; and

•

are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of its guarantor subsidiaries).

Optional Redemption

Prior to November 1, 2013, the Company may redeem the Senior Subordinated Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus the make-whole premium and accrued and unpaid interest, if any, to the date of redemption. The Company may also redeem any of the Senior Subordinated Notes at any time on or after November 1, 2013, in whole or in part, at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to November 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Senior Subordinated Notes issued under the indenture with the net proceeds of certain equity offerings, provided at least 65% of the aggregate principal amount of the Senior Subordinated Notes remains outstanding immediately after such redemption.

Change of Control and Asset Sales

Upon a change of control, the Company will be required to make an offer to purchase each holder’s Senior Subordinated Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. If the Company sells assets under certain circumstances, the Company will be required to make an offer to purchase the notes at their face amount, plus accrued and unpaid interest to the purchase date.

Restrictive Covenants and Other Matters

The Senior Subordinated Notes include affirmative and negative covenants that, subject to significant exceptions, limit the Company’s ability and the ability of its subsidiaries to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	create liens on certain assets to secure debt;

•	pay dividends or make other equity distributions;

•	purchase or redeem capital stock;

•	make certain investments;

•	sell assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets; and

•	engage in transactions with affiliates.

The Senior Subordinated Notes include customary events of default, including among other things payment defaults, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and actual or asserted failure of certain guarantees or security interests to be in full force and effect. If such an event of default occurs, the trustee or holders of the Senior Subordinated Notes, as applicable, may be entitled to take various actions, which may include the acceleration of amounts due under the Senior Subordinated Notes.

Exchange and Registration Rights Agreement

In addition, on October 28, 2010, in connection with the issuance of the Senior Subordinated Notes, the Company entered into an exchange and registration rights agreement among the Company, the guarantors party thereto and Goldman, Sachs & Co., Credit Suisse Securities (USA), LLC, KKR Capital Markets LLC, Wells Fargo Securities, LLC and UBS Securities LLC, as representatives of the initial purchasers of the Senior

Subordinated Notes, pursuant to which the Company and guarantors are obligated to effect an exchange offer for the Senior Subordinated Notes for registered securities having substantially identical terms to the Senior Subordinated Notes or, in the alternative, register the Senior Subordinated Notes for resale under the Securities Act of 1933, as amended, subject to the terms and conditions therein specified.

The foregoing description is qualified in its entirety by reference to the Exchange and Registration Rights Agreement filed as Exhibit 4.2 hereto, and which is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

Information concerning the supplemental indenture relating to the Company’s 10 1/2% Senior Subordinated Notes due 2013 (the “2013 Notes”) is set forth in Item 8.01, which information is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On October 28, 2010, the Company issued a press release announcing that, in connection with the previously announced cash tender offer and consent solicitation (the “Tender Offer”) by the Company to purchase for cash any and all of its outstanding 10 1/2% Senior Subordinated Notes due 2013 (the “2013 Notes”), the early tender period in respect of the Tender Offer expired at 5:00 pm, New York City time, on October 27, 2010 (the “Consent Deadline”). Holders of 2013 Notes who validly tendered (and did not validly withdraw) their 2013 Notes and validly delivered (and did not validly revoke) their corresponding consents at or prior to the Consent Deadline received the total consideration of $1,030 per $1,000 principal amount of 2013 Notes tendered, plus accrued and unpaid interest up to, but not including, the payment date.

The Company also announced that it has received consents (coupled with tenders) from holders of a majority in principal amount of 2013 Notes to adopt the proposed amendments to the indenture governing the 2013 Notes. A supplemental indenture effecting the proposed amendments has been executed and has become operative.

The supplemental indenture, among other things, (1) deleted certain restrictive covenants relating to (i) restricted payments, (ii) incurrence of debt and issuance of preferred stock, (iii) reporting requirements, (iv) asset sales, (v) restrictions on distributions from restricted subsidiaries, (vi) affiliate transactions, (vii) incurrence of liens and (viii) offer to repurchase upon a change of control; (2) eliminated certain restrictions relating to the merger, consolidation or sale of all or substantially all assets by the Company; and (3) eliminated certain events of default. The foregoing summary is qualified in its entirety by reference to the supplemental indenture, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

The Company further announced that the withdrawal rights with respect to the 2013 Notes and corresponding consents expired at the Consent Deadline. The Tender Offer will expire at 11:59 p.m., New York City time, on November 10, 2010, unless extended (such time and date, as the same may be extended with respect to the Tender Offer, the “Expiration Date”).

A copy of the press release regarding the Tender Offer and supplemental indenture is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 28, 2010, the Company also issued a press release announcing the closing of its private placement offering of the Senior Subordinated Notes and the consummation of its initial acceptance and payment with respect to the Tender Offer.

A copy of the press release regarding the 2013 Notes offering and initial acceptance and payment with respect to the Tender Offer is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On October 28, 2010, the Company also issued a press release announcing that the Company will redeem for cash any and all of its outstanding 2013 Notes on December 1, 2010. The redemption price will be 102.625% of the principal amount of the 2013 Notes, plus any accrued and unpaid interest up to, but not including, the date of redemption.

A copy of the press release regarding the redemption of the 2013 Notes is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1	–	Indenture among Accellent Inc., the guarantors party thereto and The Bank of New York Mellon, as Trustee, dated as of October 28, 2010

Exhibit 4.2	–	Exchange and Registration Rights Agreement among Accellent Inc., the guarantors party thereto and Goldman, Sachs & Co., Credit Suisse Securities (USA), LLC, KKR Capital Markets LLC, Wells Fargo Securities, LLC and UBS Securities LLC, as representatives for the initial purchasers named therein, dated as of October 28, 2010

Exhibit 4.3	–	Supplement Indenture among Accellent Inc., the guarantors party thereto and The Bank of New York Mellon, as Trustee, dated as of October 28, 2010

Exhibit 99.1	–	Press Release, issued by Accellent Inc. on October 28, 2010.

Exhibit 99.2	–	Press Release, issued by Accellent Inc. on October 28, 2010.

Exhibit 99.3	–	Press Release, issued by Accellent Inc. on October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2010	ACCELLENT INC.

	By:	/S/ CRAIG CAMPBELL
	Name:	Craig Campbell
	Title:	Vice President, Chief Accounting
Officer & Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture among Accellent Inc., the guarantors party thereto and The Bank of New York Mellon, as Trustee, dated as of October 28, 2010

4.2	Exchange and Registration Rights Agreement among Accellent Inc., the guarantors party thereto and Goldman, Sachs & Co., Credit Suisse Securities (USA), LLC, KKR Capital Markets LLC, Wells Fargo Securities, LLC and UBS Securities LLC, as representatives for the initial purchasers named therein, dated as of October 28, 2010

4.3	Supplement Indenture among Accellent Inc., the guarantors party thereto and The Bank of New York Mellon, as Trustee, dated as of October 28, 2010

99.1	Press Release, issued by Accellent Inc. on October 28, 2010

99.2	Press Release, issued by Accellent Inc. on October 28, 2010

99.3	Press Release, issued by Accellent Inc. on October 28, 2010